EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Mayfair Mining & Minerals, Inc.
South Lodge, Paxhill Park,
Lindfield, West Sussex, RH16 2QY, UK

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of Mayfair Mining & Minerals, Inc. (the "Company") at the price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of the said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: MAYFAIR MINING AND MINERALS INC.

Executed this _________day of ________________________, at___________________ (Street Address), __________________ (City), __________________ (State) ___________ (Zip Code).

________________________________
Signature of Purchaser

________________________________
Printed Name of Purchaser

________________________________
Social Security Number/Tax I.D.
Number of Shares Purchased	Total Subscription Price
_______________________	___________________

Form of Payment:
Cash _______________
Check No. _____________
Other _______________

ACCEPTED THIS _________DAY OF _____________________, __________.

MAYFAIR MINING & MINERALS, INC.

By: _____________________________
Title: ___________________________